 Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of IA Energy Corp. (the “Company”) on Form 10-Q for the period ending September 30, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Werner Funk, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)       The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)       The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Renato A. Paraiso

Dated: November 16, 2020 ___________________________

By: Renato A. Paraiso

Its: Chief Executive Officer,

President and Secretary

/s/ Renato A. Paraiso

Dated: November 16, 2020 ___________________________

By: Renato A. Paraiso

Its: Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.